UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2017

MABVAX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31265	93-0987903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11535 Sorrento Valley Rd., Suite 400
San Diego, CA 92121
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 259-9405

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01
Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 6, 2017, MabVax Therapeutics Holdings, Inc. (the “Company”) received a letter from the Listing Qualifications Department of the NASDAQ Capital Market (the “Staff”) notifying the Company that it had not maintained the minimum bid price of $1.00 per share, based on the last 30 consecutive days, as required for continued listing on the NASDAQ Capital Market as set forth in NASDAQ bid price rule 5550(a)(2) (the “Rule”). The Company believes the decline in stock price was largely a result of market forces that have anticipated that the Company will need to raise capital to continue funding the Company’s lead clinical development program for a radioimmunotherapy product designated as MVT-1075.

The Company has been provided 180 calendar days, or until March 5, 2018, to regain compliance with the Rule, which requires that the closing bid price of the Company’s security is at least $1.00 for a minimum of ten consecutive business days. If the Company does not regain compliance with the bid price requirement by March 5, 2018, it may be eligible for an additional 180-day compliance period if it meets the market value of publicly held shares requirement for continued listing, all other initial inclusion requirements for The Nasdaq Capital Market, except for the bid price requirement, and provides written notice that it intends to regain compliance with the bid price requirement during the second 180-day compliance period.

The Company intends to timely regain compliance with the Rule by seeking stockholder approval at a special meeting of stockholders scheduled for September 28, 2017, to implement a reverse stock split; however, there can be no assurance that the stockholders will approve a reverse stock split to regain compliance with the Rule.

In the event the Company does not achieve the minimum bid price during the extension period, and if it appears to the Staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, then the Staff will provide notice that the Company’s securities will be subject to delisting (a “Delisting Notice”). If the Company receives a Delisting Notice, the Company may appeal the Staff’s determination to delist its securities to a Hearings Panel.

As previously reported on a Current Report on Form 8-K, on August 22, 2017 the Company also received a letter from the NASDAQ Capital Market giving the Company notice that the Company was below the minimum stockholders’ equity of $2,500,000 required for continued listing on the NASDAQ Capital Market as set forth in NASDAQ listing rule 5550(b)(1).

Item 7.01
Regulation FD Disclosure..

On September 6, 2017, the Company issued a press release announcing that it had engaged Greenhill & Co. to advise in connection with evaluating strategic alternatives, including evaluating transaction options currently being considered as well as identifying new opportunities which could include the acquisition of MabVax by another company, the sale or divestiture of specific assets coupled with a reverse merger, merging with another company, or licensing of selected technologies. The press release is attached hereto as Exhibit 99.1.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01
Financial Statements and Exhibits.

(d)           Exhibits.

99.1
Press Release dated September 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MABVAX THERAPEUTICS HOLDINGS, INC.

Dated: September 8, 2017	/s/ J. David Hansen
J. David Hansen
President and Chief Executive Officer